As filed with the Securities and Exchange Commission on December 18, 2013
Registration No. 333-107020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UIL HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

CONNECTICUT	06-1541045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

157 CHURCH STREET
NEW HAVEN, CONNECTICUT 06510
 (Address of principal executive offices)

UIL HOLDINGS CORPORATION DEFERRED COMPENSATION PLAN
(Full title of the Plan)

Linda L. Randell
Senior Vice President and General Counsel
UIL Holdings Corporation
157 Church Street
New Haven, CT  06510
(203) 499-2000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Leonard Rodriguez
Managing Counsel
UIL Holdings Corporation
157 Church Street
New Haven, CT  06510

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration any securities that were registered and will not be issued in connection with the Registrant’s offering and to terminate the Registration Statement in this file.

On July 14, 2003, UIL Holdings Corporation (the “Registrant”) filed its Registration Statement on Form S-8 (No. 333-107020 ) (the “Registration Statement”) with the Securities and Exchange Commission with respect to   50,000 shares of the Registrant’s common stock which were to be issued in connection with the UIL Holdings Corporation Deferred Compensation Plan (the “Plan”).

Issuances under the Plan and under this Registration Statement have ceased. Accordingly the Registrant hereby deregisters all of the remaining shares of common stock of the Registrant that remain unsold under this registration statement.

Pursuant to the Registrant’s undertaking in Part II, Item 9 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Registrant common stock registered under the Registration Statement.
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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 10th day of December, 2013.

UIL HOLDINGS CORPORATION

By:	/s/ James P. Torgerson
James P. Torgerson
President and
Chief Executive Officer

Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.  Among such persons are the members of the Compensation and Executive Development Committee who administer the Plan.

Signature	Title	Date

/s/ James P. Torgerson	Director, President and Chief Executive Officer	December 10, 2013
(James P. Torgerson)
(Principal Executive Officer)

/s/ Richard J. Nicholas	Executive Vice President and Chief Financial Officer	December 10, 2013
(Richard J. Nicholas)
(Principal Financial Officer)

/s/ Steven P. Favuzza	Vice President and Controller	December 10, 2013
(Steven P. Favuzza)
(Principal Accounting Officer)

/s/ John L. Lahey	Director and Chairman	December 10, 2013
(John L. Lahey)

/s/ Thelma R. Albright	Director	December 10, 2013
(Thelma R. Albright)

/s/ Arnold L. Chase	Director	December 10, 2013
(Arnold L. Chase)

/s/ Betsy Henley-Cohn	Director	December 10, 2013
(Betsy Henley-Cohn)

/s/ Suedeen G. Kelly	Director	December 10, 2013
(Suedeen G. Kelly)

/s/ Daniel J. Miglio	Director	December 10, 2013
(Daniel J. Miglio)

/s/ William F. Murdy	Director	December 10, 2013
(William F. Murdy)

/s/ William B. Plummer	Director	December 10, 2013
(William B. Plummer)

/s/ Donald R. Shassian	Director	December 10, 2013
(Donald R. Shassian)

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